UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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CONMED CORPORATION

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CONMED CORPORATION

525 French Road

Utica, New York 13502

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CONMED Corporation (the “Company”) will be held at the offices of the Company at 525 French Road, Utica, New York on Tuesday, May 16, 2006 at 3:30 p.m. (New York time), for the following purposes:

(1)           To elect seven directors to serve on the Company’s Board of Directors;

(2)	To ratify the appointment of independent registered public accounting firm for the Company for 2006;

(3)	To approve the 2006 Stock Incentive Plan; and

(4)           To transact such other business as may properly be brought before the meeting or any adjournment thereof.

The shareholders of record at the close of business on March 31, 2006, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

Even if you plan to attend the meeting in person, we request that you mark, date, sign and return your proxy in the enclosed self-addressed envelope as soon as possible so that your shares may be certain of being represented and voted at the meeting. Any proxy given by a shareholder may be revoked by that shareholder at any time prior to the voting of the proxy.

By Order of the Board of Directors,

Thomas M. Acey Secretary

April 14, 2006

CONMED CORPORATION
525 French Road
Utica, New York 13502

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
May 16, 2006

The enclosed proxy is solicited by and on behalf of the Board of Directors of CONMED Corporation (the “Company”) for use at the Annual Meeting of Shareholders to be held on Tuesday, May 16, 2006, at 3:30 p.m. (New York time), at the offices of the Company at 525 French Road, Utica, New York, and any adjournment thereof. The matters to be considered and acted upon at such meeting are described in the foregoing notice of the meeting and this proxy statement. This proxy statement, the related form of proxy and the Company’s Annual Report to Shareholders are being mailed on or about April 14, 2006, to all shareholders of record on March 31, 2006. Shares of the Company’s common stock, par value $.01 per share (“Common Stock”) represented in person or by proxy will be voted as described in this proxy statement or as otherwise specified by the shareholder. Any proxy given by a shareholder may be revoked by the shareholder at any time prior to the voting of the proxy by delivering a written notice to the Secretary of the Company, by executing and delivering a later-dated proxy or by attending the meeting and voting in person.

The persons named as proxies are Eugene R. Corasanti and Daniel S. Jonas, who are, respectively, the Chief Executive Officer and Chairman of the Board, and the Vice President - Legal Affairs and General Counsel of the Company. The cost of preparing, assembling and mailing the proxy, this proxy statement and other material enclosed, and all clerical and other expenses of solicitations, will be borne by the Company. In addition to the solicitation of proxies by use of the mails, directors, officers and employees of the Company and its subsidiaries may solicit proxies by telephone, telegram or personal interview. The Company also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by such parties and will reimburse such parties for their expenses in forwarding soliciting material.

Votes at the 2006 Annual Meeting will be tabulated by a representative of Registrar and Transfer Company, which has been appointed by the Company’s Board of Directors to serve as inspector of election.

VOTING RIGHTS

The holders of record of the 28,086,192 shares of Common Stock outstanding on March 31, 2006 will be entitled to one vote for each share held on all matters coming before the meeting. The holders of record of a majority of the outstanding shares of Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the meeting. Shareholders are not entitled to cumulative voting rights. Under the rules of the Securities and Exchange Commission, or the SEC, boxes and a designated blank space are provided on the proxy card for shareholders if they wish either to abstain on one or more of the proposals or to withhold authority to vote for one or more nominees for director. In accordance with New York State law, such abstentions are not counted in determining the votes cast at the meeting. With respect to Proposal (1), the director nominees who receive the greatest number of votes at the meeting will be elected to the Board of Directors of the Company. Votes against, and votes withheld in respect of, a candidate have no legal effect. Proposals (2) and (3) require the affirmative vote of the holders of a majority of the votes cast at the meeting in order to be approved by the shareholders.

When properly executed, a proxy will be voted as specified by the shareholder. If no choice is specified by the shareholder, a proxy will be voted “for” all portions of items (1), (2) and (3) and in the proxies’ discretion on any other matters coming before the meeting.

Under the rules of the New York Stock Exchange, Inc., which effectively govern the voting by any brokerage firm holding shares registered in its name or in the name of its nominee on behalf of a beneficial owner, Proposals (1) and (2) are considered “discretionary” items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days prior to the Annual Meeting. Proposal (3) is considered “non discretionary” and brokers who have received no instructions from their clients do not have discretion to vote on this item. The broker non-votes will be treated in the same manner as votes present.

PROPOSALS TO BE SUBMITTED AT THE SHAREHOLDERS MEETING

There are three proposals expected to be submitted for shareholder approval. The first concerns the election of directors. The second concerns ratifying the appointment of the Company’s independent registered public accounting firm (independent accountants). The third concerns approval of a new stock incentive plan. These proposals are more fully described below.

PROPOSAL ONE: ELECTION OF DIRECTORS

At the meeting, seven directors are to be elected to serve on the Company’s Board of Directors. The shares represented by proxies will be voted as specified by the shareholder. If the shareholder does not specify his or her choice, the shares will be voted in favor of the election of the nominees listed on the proxy card, except that in the event any nominee should not continue to be available for election, such proxies will be voted for the election of such other persons as the Corporate Governance and Nominating Committee of the Board of Directors may recommend. The Company does not presently contemplate that any of the nominees will become unavailable for election for any reason. The director nominees who receive the greatest number of votes at the meeting will be elected to the Board of Directors of the Company. Votes against, and votes withheld in respect of, a candidate have no legal effect. Shareholders are not entitled to cumulative voting rights.

The Board of Directors presently consists of seven directors. Directors hold office for terms expiring at the next annual meeting of shareholders and until their successors are duly elected and qualified. Each of the nominees proposed for election at the Annual Meeting is presently a member of the Board of Directors and has been elected by the shareholders.

The following table sets forth certain information regarding the members of, and nominees for, the Board of Directors:

NOMINEES FOR ELECTION AT THE 2006 ANNUAL MEETING

Name	Age	Served As Director Since	Principal Occupation or Position with the Company

Eugene R. Corasanti	75	1970	Chairman of the Board of Directors and Chief Executive Officer of the Company.

Joseph J. Corasanti	42	1994	President and Chief Operating Officer of the Company; Director of the Company; Director of II-VI, Inc. (Nasdaq: IIVI).

Bruce F. Daniels	71	1992
Executive, retired; former Controller of the international division of Chicago Pneumatic Tool Company; Director of the Company. As noted below, the Board of Directors has determined that Mr. Daniels is independent, and is a financial expert.

Jo Ann Golden	58	2003	Partner of Dermody, Burke and Brown, CPAs, LLC (accountants); Director of the Company. As noted below, the Board of Directors has determined that Ms. Golden is independent, and is a financial expert.

Stephen M. Mandia	41	2002	President of East Coast Olive Oil Corp.; Director of the Company. As noted below, the Board of Directors has determined that Mr. Mandia is independent.

William D. Matthews	71	1997
Retired Chairman of the Board of Directors and retired Chief Executive Officer of Oneida Ltd. (NYSE: OCQ), Chairman of the Board of Directors of Oneida Financial Corporation (Nasdaq: ONFC) and a former director of Coyne Textile Services; Director of the Company. As noted below, the Board of Directors has determined that Mr. Matthews is independent, and is a financial expert.

Stuart J. Schwartz	69	1998	Physician, retired; Director of the Company. As noted below, the Board of Directors has determined that Dr. Schwartz is independent.

More information concerning the directors and nominees is set forth below under the heading Corporate Governance Matters - Directors, Executive Officers, Senior Officers and Nominees for the Board of Directors

The Board of Directors recommends a vote FOR this proposal.

PROPOSAL TWO: INDEPENDENT ACCOUNTANTS

The independent accountants for the Company have been PricewaterhouseCoopers LLP since 1982. The Audit Committee appointed PricewaterhouseCoopers LLP to be nominated as independent accountants for 2006, subject to shareholder ratification.

Unless otherwise specified, shares represented by proxies will be voted for the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for 2006. Neither our certificate of incorporation nor our by-laws require that the shareholders ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants. We are doing so because we believe it is a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP, but may elect to retain them. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of votes cast at the meeting is necessary for the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for 2006.

The Board of Directors recommends a vote FOR this proposal.

PROPOSAL THREE: THE 2006 STOCK INCENTIVE PLAN

On February 17, 2006, upon the recommendation of our Compensation Committee, our Board of Directors unanimously approved the 2006 Stock Incentive Plan, subject to approval by our shareholders. The 2006 Stock Incentive Plan will be applicable only to awards granted on or after the date the 2006 Stock Incentive Plan is approved by shareholders (the “Effective Date”).

The following summary of the material terms of the 2006 Stock Incentive Plan is qualified in its entirety by reference to the complete text of the 2006 Stock Incentive Plan, which is attached hereto as Exhibit A.

Overview

The purpose of the 2006 Stock Incentive Plan is to attract, retain and motivate officers, directors, employees, consultants and others who may perform services for the Company, to compensate them for their contributions to the long-term growth and profits of the Company and to encourage them to acquire a proprietary interest in the success of the Company. Awards may be made to any officer, director, employee, consultant and to any other individual who may perform services for the Company and its subsidiaries and affiliates selected by the committee that administers the 2006 Stock Incentive Plan. The 2006 Stock Incentive Plan provides for grants of options, stock appreciation rights (“SARs”), dividend equivalent rights, restricted stock (“Restricted Shares”), restricted stock units (“RSUs”), and other equity-based and equity-related awards (collectively, “Awards”).

Administration

The 2006 Stock Incentive Plan generally will be administered by the Compensation Committee of the Board of Directors (the “Compensation Committee”) or such other committee that the Board of Directors may select from time to time. To the extent we decide that it is appropriate for compensation realized from Awards to be considered “qualified performance-based compensation” under section 162(m) of the Code, the Committee will be a committee or subcommittee of the Board of Directors made up of two or more directors, each of whom is an “outside director” within the meaning of section 162(m) of the Code. The Board of Directors, in its sole discretion, also may grant Awards or administer the 2006 Stock Incentive Plan.

The Compensation Committee will have complete control over the administration of the 2006 Stock Incentive Plan and will have sole discretion to make all determinations in respect of the 2006 Stock Incentive Plan (including, for example, the ability to determine whether individual Awards may be settled in cash, shares of Common Stock, other securities, other Awards or other property).

Amendment

The Board of Directors may, at any time, suspend, discontinue, revise or amend the 2006 Stock Incentive Plan in any respect whatsoever, and may also suspend the ability of a recipient of an Award to exercise or otherwise realize the value of his/her Award. Any amendment that materially adversely affects a recipient, however, requires such recipient’s prior written consent. In general, shareholder approval of any suspension, discontinuance, revision or amendment will be obtained only to the extent necessary to comply with any applicable law, rule or regulation.

Eligibility

Awards may be made to officers, directors, employees, consultants and other individuals who may perform services for the Company and its subsidiaries, in the sole discretion of the Compensation Committee. As of March 31, 2006, approximately 300 officers, directors and employees would be eligible to receive Awards under the 2006 Stock Incentive Plan.

Shares Subject to the Plan; Other Limitations of Awards

The total number of shares of Common Stock that may be delivered pursuant to Awards granted under the 2006 Stock Incentive Plan on or after the Effective Date initially may not exceed 1,000,000 shares. These shares may be authorized but unissued shares of Common Stock or authorized and issued shares of Common Stock held in our treasury or otherwise acquired for the purposes of the 2006 Stock Incentive Plan. If, after the Effective Date, any Award that is granted on or after the Effective Date is forfeited or otherwise terminates or is canceled without the delivery of shares of Common Stock or shares of Common Stock are surrendered or withheld from any Award to satisfy any obligation of the Award recipient (including federal, state or foreign taxes) then the shares covered by such forfeited, terminated or canceled Award or which are equal to the number of shares surrendered or withheld will again become available to be delivered pursuant to Awards granted under the 2006 Stock Incentive Plan. In addition, any shares of Common Stock (a) delivered by the Company, (b) with respect to Awards which are made by the Company and (c) with respect to which the Company becomes obligated to make Awards, in each case through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, will not count against the shares of Common Stock available to be delivered pursuant to Awards under the 2006 Stock Incentive Plan.

No more than 1,000,000 shares of Common Stock may be delivered under the 2006 Stock Incentive Plan pursuant to the exercise of incentive stock options granted under the 2006 Stock Incentive Plan.

The maximum number of shares of Common Stock with respect to which options or SARs may be granted to an individual recipient in any calendar year is 200,000 shares of Common Stock

The Compensation Committee has the authority (but not the obligation) to adjust the number of shares of Common Stock issuable under the 2006 Stock Incentive Plan and to adjust the terms of any outstanding Awards, in any such manner as it deems appropriate to prevent the enlargement or dilution of rights, or otherwise with respect to Awards, for any increase or decrease in the number of issued shares of Common Stock (or issuance of shares of stock other than shares of Common Stock) resulting from certain corporate transactions that affect the capitalization of the Company.

Types of Awards

The 2006 Stock Incentive Plan provides for Awards in the form of options intended to qualify as incentive stock options under section 422 of the Code (“ISOs”), nonqualified stock options, SARs, dividend equivalent rights, Restricted Shares, RSUs and other equity-based or equity-related awards pursuant to which Common Stock, cash or other property may be delivered to the Award recipient. Each Award will be evidenced by an award agreement (an “Award Agreement”), which will govern that Award’s terms and conditions.

Options entitle the recipient to purchase shares of Common Stock at the exercise price specified by the Compensation Committee in the recipient’s Award Agreement. A SAR may entitle the recipient to receive shares of Common Stock, cash or other property equal in value to the appreciation of the Common Stock over the exercise price specified by the Compensation Committee in the recipient’s Award Agreement. Options and SARs will become vested and exercisable as and when specified in the recipient’s Award Agreement. Outstanding and exercisable options and SARs may be exercised in accordance with procedures established by the Compensation Committee.

A Restricted Share is a share of Common Stock that is registered in the recipient’s name, but that is subject to certain transfer and/or forfeiture restrictions for a period of time as specified in the recipient’s Award Agreement. The recipient of a Restricted Share will have the rights of a shareholder, subject to any restrictions and conditions specified by the Compensation Committee in the recipient’s Award Agreement.

A RSU is an unfunded, unsecured right to receive a share of Common Stock (or cash or other securities or property) at a future date upon satisfaction of the conditions specified by the Compensation Committee in the recipient’s Award Agreement.

A dividend equivalent right represents an unfunded and unsecured promise to pay to the recipient an amount equal to all or any portion of the dividends that would be paid on a specified number of shares of Common Stock if such shares were owned by the recipient. The conditions and restrictions for payments in connection with dividend equivalent rights will be determined by the Compensation Committee as specified in the recipient’s Award Agreement. A dividend equivalent right may be granted alone or in connection with another Award.

No recipient of any Award under the 2006 Stock Incentive Plan will have any of the rights of a shareholder of the Company with respect to shares subject to an Award until the delivery of such shares of common stock to such person.

The 2006 Stock Incentive Plan provides that upon a “Change in Control” (as such term is defined in the 2006 Stock Incentive Plan), each option and SAR shall accelerate and be deemed fully vested and exercisable, the restrictions on Restricted Shares and RSUs shall lapse, and performance conditions shall be deemed satisfied in full.

Except to the extent otherwise expressly provided in an applicable Award Agreement, no Award (or any rights and obligations thereunder) granted to any person under the 2006 Stock Incentive Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated, fractionalized, hedged or otherwise disposed of (including through the use of any cash-settled instrument) other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) shall be exercisable during the life of the recipient only by the recipient or by the recipient’s legal representative.

The expiration date of each Award will be determined by the Compensation Committee and specified in a recipient’s Award Agreement. Awards under the 2006 Stock Incentive Plan may be granted in lieu of, or determined by reference to, cash bonus and/or other compensation.

New Plan Benefits

The amount of each participant’s Award for the 2006 calendar year will be determined based on the discretion of the Compensation Committee and therefore cannot be calculated. As a result, we cannot determine the number or type of Awards that will be granted under the 2006 Stock Incentive Plan to any participant for the 2006 fiscal year.

U.S. Federal Tax Implications of Option Awards and SARs

The following is a brief description of the U.S. federal income tax consequences generally arising with respect to the grant of options or SARs.

The grant of an option or SAR will create no tax consequences for the recipient or the Company. A recipient will not recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply). Upon exercising an option (other than an ISO) or SAR, the recipient generally will recognize ordinary income equal to the excess of the fair market value of the freely transferable and nonforteitable shares (and/or chase or other property) acquired on the date of exercise over the exercise price.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the recipient generally will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the shares at the date of exercise of the ISO over the exercise price, or (ii) the amount realized upon the disposition of the ISO shares over the exercise price. The amount realized upon the disposition of the ISO shares over the exercise price. Otherwise, a recipient’s disposition of shares acquired upon the exercise of an Option (including an ISO for which the ISO holding periods are met) or SAR generally will result in short-term or long-term (which will always be the case for ISOs if the holding periods are met) capital gain or loss measured by the difference between the sale price and the recipient’s tax basis in such shares (the tax basis in option shares generally being the exercise price plus any amount recognized as ordinary income in connection with the exercise of the Option).

The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the recipient in connection with the exercise of an Option or SAR. The company generally is not entitled to a tax deduction with respect to any amount that represents a capital gain to a recipient or that represents compensation in excess of $1 million paid to “covered employees” that is not “qualified performance-based compensation” under section 162(m) of the Code. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the recipient holds the shares for the ISO holding periods prior to disposition of the shares and may not be entitled to any deduction with respect to certain Options or SARS that may be exercised by “covered employees.”

The Board of Directors recommends a vote FOR this proposal.

As of March 31, 2006, the closing price of a share of Common Stock on the Nasdaq Stock Market was $19.15.

OTHER BUSINESS

Management knows of no other business which will be presented for consideration at the Annual Meeting, but should any other matters be brought before the meeting, it is intended that the persons named in the accompanying proxy will vote such proxy at their discretion.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Any shareholder desiring to present a proposal to the shareholders at the 2007 Annual Meeting, which currently is expected to be scheduled on or about May 15, 2007, and who desires that such proposal be included in the Company’s proxy statement and proxy card relating to that meeting, must transmit such proposal to the Company so that it is received by the Company at its principal executive offices on or before December 13, 2006. All such proposals should be in compliance with applicable SEC regulations. The Company’s Nominating and Corporate Governance Committee will consider nominees for election as directors who are proposed by shareholders if the following procedures are followed. Shareholders wishing to propose matters for consideration at the 2007 Annual Meeting or to propose nominees for election as directors at the 2007 Annual Meeting must follow specified advance notice procedures contained in the Company’s by-laws, a copy of which is available on request to the General Counsel of the Company, c/o CONMED Corporation, 525 French Road, Utica, New York 13502 (Telephone (315) 797-8375). As of the date of this proxy statement, shareholder proposals, including director nominee proposals, must comply with the conditions set forth in Section 1.13 of the Company’s by-laws and to be considered timely, notice of a proposal must be received by the Company between February 14, 2007 and March 16, 2007.

CORPORATE GOVERNANCE MATTERS
DIRECTORS, EXECUTIVE OFFICERS, SENIOR OFFICERS AND
NOMINEES FOR THE BOARD OF DIRECTORS

Director Nominees

EUGENE R. CORASANTI (age 75) has served as Chairman of the Board of the Company since its incorporation in 1970. Mr. Corasanti has also served as the Company’s Chief Executive Officer since its founding, having served as President and Chief Operating Officer from its founding until August 1999. Prior to the founding of the Company, Mr. Corasanti was an independent public accountant. Mr. Corasanti holds a B.B.A. degree in Accounting from Niagara University. Eugene R. Corasanti’s son, Joseph J. Corasanti, is President and Chief Operating Officer and a Director of the Company.

JOSEPH J. CORASANTI (age 42) has served as President and Chief Operating Officer of the Company since August 1999 and as a Director of the Company since May 1994. Mr. Corasanti is also a member of the Board of Directors of II-VI, Inc. (Nasdaq: IIVI), a manufacturer of optical and electro-optical components and devices for infrared, e-ray, gamma-ray, telecommunication and other applications, where Mr. Corasanti is a member of the audit committee. He also served as General Counsel and Vice President-Legal Affairs of the Company from March 1993 to August 1998 and Executive Vice-President/General Manager of the Company from August 1998 to August 1999. Prior to that time he was an Associate Attorney with the law firm of Morgan, Wenzel & McNicholas, Los Angeles, California from 1990 to March 1993. Mr. Corasanti holds a B.A. degree in Political Science from Hobart College and a J.D. degree from Whittier College School of Law. Joseph J. Corasanti is the son of Eugene R. Corasanti, Chairman and Chief Executive Officer of the Company.

BRUCE F. DANIELS  (age 71) has served as a Director of the Company since August 1992. Mr. Daniels is a retired executive. From August 1974 to June 1997, Mr. Daniels held various executive positions, including a position as Controller with Chicago Pneumatic Tool Company. Mr. Daniels holds a B.S. degree in Business from Utica College of Syracuse University. The Board of Directors has determined that Mr. Daniels is independent, and that he is an audit committee financial expert, within the meaning of the rules of the Securities and Exchange Commission.

JO ANN GOLDEN  (age 58) was elected to the Board of Directors in 2003 following the recommendation of the Nominating and Corporate Governance Committee, which nomination was approved by the full Board of Directors in February 2003. Ms. Golden is a certified public accountant and the managing partner of the New Hartford, New York office of Dermody Burke and Brown, CPAs, LLC, an accounting firm. Ms. Golden is the past President of the New York State Society of Certified Public Accountants (the State Society), having served previously as the Secretary and Vice President of the State Society. In addition, Ms. Golden is a past president of the New York State Society’s Foundation for Accounting Education. Ms. Golden is also a past member of the governing Council of the American Institute of Certified Public Accountants (AICPA), and was a member of the AIPCPA’s Global Credential Survey Task Force in 2001. Ms. Golden holds a B.A. from the State University College at New Paltz, and a B.S. in Accounting from the Utica College of Syracuse University. The Board of Directors has determined that Ms. Golden is independent, and that she is an audit committee financial expert, within the meaning of the rules of the Securities and Exchange Commission.

STEPHEN M. MANDIA  (age 41) has served as a Director of the Company since July 2002. Mr. Mandia has been the President and Chief Executive Officer of East Coast Olive Oil Corp. since 1991. Mr. Mandia also possesses financial ownership and sits on the board of Gem Packing Corp., Utica Plastics, LLC, ECOO Realty Corp., Olive Transport Corp. and Northside Gourmet Corp., which are all affiliated with East Coast Olive Oil Corp. Mr. Mandia holds a B.S. Degree from Bentley College, located in Waltham, Massachusetts, having also undertaken undergraduate studies at Richmond College in London. The Board of Directors has determined that Mr. Mandia is independent within the meaning of the rules of the Securities and Exchange Commission.

WILLIAM D. MATTHEWS  (age 71) has served as a Director of the Company since August 1997. From 1986 until retiring from the positions in 1999, Mr. Matthews was the Chairman of the Board and the Chief Executive Officer of Oneida Ltd. Mr. Matthews is the Chairman of the Board of Directors and a member of the audit committee of Oneida Financial Corporation (Nasdaq: ONFC) and a former director of Coyne Textile Services. Mr. Matthews holds a B.A. degree from Union College and an L.L.B. degree from Cornell University School of Law. The Board of Directors has determined that Mr. Matthews is independent, and that he is an audit committee financial expert, within the meaning of the rules of the Securities and Exchange Commission.

STUART J. SCHWARTZ (age 69) has served as a Director of the Company since May 1998. Dr. Schwartz is a retired physician. From 1969 to December 1997 he was engaged in private practice as a urologist. Dr. Schwartz holds a B.A. degree from Cornell University and an M.D. degree from SUNY Upstate Medical College, Syracuse. The Board of Directors has determined that Dr. Schwartz is independent within the meaning of the rules of the Securities and Exchange Commission.

The Board of Directors has determined that Messrs. Daniels, Mandia and Matthews, Ms. Golden and Dr. Schwartz have no material relationship with the Company and are independent under the standards of the Nasdaq Stock Market.

After conducting a self-assessment, the Board agreed that the independent directors would meet in executive session after at least two Board meetings each year. Currently there is no lead director, and the independent directors designate, on a rotational basis, which director will preside at each executive session.

The Company’s Directors are elected at each annual meeting of shareholders and serve until the next annual meeting and until their successors are duly elected and qualified. Eugene R. Corasanti’s employment is subject to an employment agreement which, as amended, expires on December 31, 2006, as further described below. Joseph J. Corasanti’s employment is subject to an amended and restated employment agreement which expires on December 31, 2009. The Company’s other officers are appointed by the Board of Directors and, except as set forth in the following section, hold office at the will of the Board of Directors.

Executive Officers and Senior Officers

WILLIAM W. ABRAHAM (age 74) joined the Company in May 1977 as General Manager. He served as the Company’s Vice President-Manufacturing and Engineering from June 1983 until October 1989. In November of 1989 he was named Executive Vice President and in March 1993, he was named Senior Vice President of the Company. Mr. Abraham holds a B.S. degree in Industrial Management from Utica College of Syracuse University.

THOMAS M. ACEY (age 59) has been employed by the Company since August 1980 and has served as the Company’s Treasurer since August 1988 and as the Company’s Secretary since January 1993. Mr. Acey holds a B.S. degree in Public Accounting from Utica College of Syracuse University and prior to joining the Company was employed by the certified public accounting firm of Tartaglia & Benzo in Utica, New York.

DANIEL S. JONAS (age 42) joined the Company as General Counsel in August 1998 and in addition became the Vice President-Legal Affairs in March 1999. In September 1999 through July 2005, Mr. Jonas assumed responsibility for certain of the Company’s Regulatory Affairs and Quality Assurance departments. In March 2003, Mr. Jonas also became responsible for the administration of the Company’s ethics policy. Mr. Jonas is also a director and secretary of CNY MedTech Association, Inc. and CNY MedTech Foundation, Inc. Prior to his employment with the Company, Mr. Jonas was a partner with the law firm of Harter, Secrest & Emery, LLP in Syracuse from January 1998 to August 1998, having joined the firm as an Associate Attorney in 1995. Prior to that he was an Associate Attorney at Miller, Alfano & Raspanti, P.C. in Philadelphia from 1992 to 1995 as well as an adjunct professor of law at the University of Pennsylvania Law School from 1991 to 1995. Mr. Jonas holds an A.B. degree from Brown University and a J.D. from the University of Pennsylvania Law School.

JANE E. METCALF (age 49) joined the Company in July 2005 as the Vice President of Corporate Regulatory Affairs. Prior to her employment with the Company, Ms. Metcalf was the Vice President of Quality Assurance and Regulatory Affairs at 3F Therapuetics in Lake Forest, California, from June 2003 through June 2005, and held the position of Vice President Development Systems and Vice President Quality Assurance and Regulatory Affairs for Avail Medical in Santa Ana, California, from April 2000 through May, 2003. Prior to that, Ms. Metcalf held management positions with Medtronic and Allergan. Ms. Metcalf holds a B.S. in Chemical Engineering from the University of Massachusetts, and an M.B.A. from the University of California.

DAIVD R. MURRAY (age 58) joined the Company in 2004 as the President of ConMed Electrosurgery in July 2004. Mr. Murray was self-employed as a consultant to medical device businesses from 2001 through 2004, and served as the President and Chief Executive Officer of Cryogen, Inc. from 1996 through 2001. Mr. Murray holds a B.S. in Industrial Management from Purdue University, and a M.B.A. in Finance from the Wharton School of the University of Pennsylvania.

LUKE A. POMILIO (age 41) joined the Company as Controller in September 1995. In addition, in September 1999, Mr. Pomilio became a Vice President with responsibility for certain of the Company’s manufacturing and research and development activities. Prior to his employment with the Company, Mr. Pomilio served as Controller of Rome Cable Corporation, a wire and cable manufacturer. He was also employed as a certified public accountant for Price Waterhouse LLP where he most recently served as an audit manager. Mr. Pomilio graduated with a B.S. degree in Accounting and Law from Clarkson University.

ROBERT D. SHALLISH, JR. (age 57) joined the Company as Chief Financial Officer and Vice President-Finance in December 1989 and has also served as an Assistant Secretary since March 1995. Prior to this he was employed as Controller of Genigraphics Corporation in Syracuse, New York since 1984. He was employed by Price Waterhouse LLP as a certified public accountant and senior manager from 1972 through 1984. Mr. Shallish graduated with a B.A. degree in Economics from Hamilton College and holds a Master’s degree in Accounting from Syracuse University.

JOHN J. STOTTS (age 49) joined the Company as Vice President-Marketing and Sales for Patient Care in July 1993 and became Vice President-Marketing in December 1996. In January 2000, Mr. Stotts became Vice President - Marketing and Sales for Patient Care Products, a position now referred to as Vice President - Patient Care. Prior to his employment with the Company, Mr. Stotts served as Director of Marketing and Sales for Medtronic Andover Medical, Inc. Mr. Stotts holds a B.A. degree in Business Administration from Ohio University.

DENNIS M. WERGER (age 52) joined the Company in November 2004 as the Vice President and General Manager of ConMed Endoscopic Technologies (“CET”). From October 2002 until November 2004, Mr. Werger was the President and Chief Operating Officer of Granit Medical Innovations, LLC in Nashua, N.H. and New York, N.Y. Prior to that, Mr. Werger was the Vice President of Marketing for the Endoscopic Technologies division of C.R. Bard in Billerica, MA, having held other positions with C.R. Bard prior to that. Mr. Werger holds a B.S. in Accounting degree from Mt. St. Mary’s College, and a Masters in Business Administration from the University of Phoenix in Denver, Colorado.

FRANK R. WILLIAMS (age 57) joined the Company in 1974 as Sales Manager and Director of Marketing and became Vice President-Marketing and Sales in June 1983. In September 1989, Mr. Williams was named Vice President-Business Development. In November 1995, he was named Vice President-Technology Assessment and in January 2000, was also named Vice President-Research and Development and Marketing for Minimally Invasive Surgical Products, a position now known as Vice President - Endoscopy. Mr. Williams graduated with a B.A. degree from Hartwick College in 1970 as a biology major and did his graduate study in Human Anatomy at the University of Rochester College of Medicine.

GERALD G. WOODARD (age 58) joined the Company as President of Linvatec Corporation, a wholly-owned subsidiary of the Company, in May 2000. Prior to his employment with the Company, Mr. Woodard served as the President of Elekta Holdings, Inc. from March 1998 to May 2000. Prior to holding this position Mr. Woodard was the President of the Monitoring and Information Systems Division of Marquette Medical Systems from November 1995 to March 1998. Mr. Woodard holds a B.G.S. degree from Indiana University.

COMPENSATORY ARRANGEMENTS AND RELATED
TRANSACTIONS

The Company has outstanding agreements with certain executive employees of the Company selected by the Board of Directors. These agreements provide that the individuals will not, in the event of the commencement of steps to effect a Change of Control (defined generally as an acquisition of 20% or more of the outstanding voting shares or a change in a majority of the Board of Directors), voluntarily leave the employ of the Company until a third person has terminated his or her efforts to effect a Change of Control or until a Change of Control has occurred.

In the event of a termination of the individual’s employment within two years and six months of a Change of Control, the executive is entitled to three years’ compensation, including bonus, retirement benefits equal to the benefits he would have received had he completed three additional years of employment, continuation of all life, accident, health, savings, or other fringe benefits for three years, as well as any excise or other tax that may become due as a result of such Change of Control.

The Board of Directors of the Company may terminate any such agreement upon three years prior written notice. The Board of Directors may also, at any time, terminate an agreement with respect to any executive employee who is affiliated with any group seeking or accomplishing a Change of Control. Messrs. E. Corasanti, J. Corasanti, Abraham, Murray, Shallish and Woodard are each a party to such an agreement, as are certain other officers of the Company and/or its subsidiaries.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

The full Board of Directors met seven times in person or by telephone conference call, and voted by unanimous consent on two occasions during 2005. Each director attended or acted upon 100% of the total 2005 full board meetings or unanimous consents, except one director who was unable to attend one of the telephone conference calls.

The Company’s Board of Directors currently has three standing committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee

The Audit Committee presently consists of Messrs. Daniels, Matthews and Mandia and Ms. Golden. As more fully detailed in its charter, the Audit Committee is charged with (a) oversight of the Company’s accounting and financial reporting principles, policies and internal accounting controls and procedures; (b) oversight of the Company’s financial statements and the independent audit thereof; (c) nominating the outside auditors to be proposed for shareholder approval; (d) evaluating and, where deemed appropriate, replacing the independent auditors; (e) pre-approving all services permitted by law to be performed by the independent auditors, (f) approving all related-party transactions; and (g) establishing procedures for (i) the receipt, retention and treatment of complaints by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee has delegated its authority to pre-approve work by the independent auditors and related party transactions to the Chairman of the Audit Committee, who is required to disclose any such pre-approvals at the Audit Committee’s next meeting. The Audit Committee met 11 times during 2005. All members of the Audit Committee attended every meeting. The current Audit Committee Charter is attached as an appendix to the 2004 proxy statement.

The Compensation Committee presently consists of Messrs. Matthews, Daniels and Mandia. As set forth in its charter the Compensation Committee is charged with reviewing and establishing levels of salary, bonuses, benefits and other compensation for the Company’s officers. The Compensation Committee met in person or by telephone conference call 8 times during 2005, and acted by unanimous written consent on one occasion. All members of the Compensation Committee attended every meeting. The current Compensation Committee Charter is attached as an appendix to the 2004 proxy statement.

The Nominating and Corporate Governance Committee presently consists of Messrs. Daniels and Mandia and Dr. Schwartz. As stated in its charter, the Nominating and Corporate Governance committee is responsible for recommending individuals to the full Board of Directors for nominations as members of the Board of Directors, and for developing and recommending to the full Board of Directors a set of corporate governance principles. The Nominating and Corporate Governance Committee will consider, but is not obligated to accept, shareholder recommendations for individuals to be nominated provided that such recommendations are submitted in writing to the Company’s General Counsel within the time frame for Shareholder Proposals for the Annual Meeting. The Nominating and Corporate Governance Committee held three meetings in person during 2005. All members of the Nominating and Corporate Governance Committee attended every meeting. The current Nominating and Corporate Governance Committee Charter is attached as an appendix to the 2004 proxy statement.

Each Director was paid $1,000 for each of the six meetings of the full Board of Directors personally attended, $500 for each meeting which a director attends through telephone conference call, and Messrs. Daniels, Mandia and Matthews, Dr. Schwartz and Ms. Golden, as non-employee directors, are paid $5,000 for each fiscal quarter of service on the Board of Directors. Each member of the Audit Committee was paid $500 for each meeting of the Audit Committee attended, and each director is paid $500 for each committee on which he or she serves, with the chair of each committee receiving an additional $500 per meeting, except with respect to the Audit Committee chair, who receives an additional $1,000 per meeting. In addition, under the Company’s Stock Option Plan for Non-Employee Directors, each non-employee director (Messrs. Daniels, Matthews, Mandia, Ms. Golden and Dr. Schwartz in 2003) (Messrs. Daniels, Matthews, Mandia, Ms. Golden and Dr. Schwartz in 2004 and 2005) re-elected or continuing as a director, receives 4,500 options with an option price equal to the fair market value of the Company’s Common Stock on the business day following each annual meeting of the shareholders.

Fees Paid to Directors

	2005	2004	2003
Eugene R. Corasanti	$5,000	$5,500	$6,000
Joseph J. Corasanti	$5,000	$5,500	$6,000
Bruce F. Daniels	$48,500	$50,000	$32,000
Jo Ann Golden	$31,000	$32,000	$16,000
Stephen M. Mandia	$36,000	$36,000	$29,000
William D. Matthews	$37,000	$35,000	$28,000
Stuart Schwartz	$26,500	$26,500	$25,000
TOTAL	$189,000	$190,500	$142,000

The Board of Directors has the following committees, with the membership of each committee as indicated:

Board of Directors	Compensation Committee	Audit Committee
Eugene R. Corasanti, Chairman	William D. Matthews, Chairman	Bruce F. Daniels, Chairman
Joseph J. Corasanti	Bruce F. Daniels	Jo Ann Golden
Bruce F. Daniels	Stephen M. Mandia	Stephen M. Mandia
Jo Ann Golden		William D. Matthews
Stephen M. Mandia
William D. Matthews Stuart J. Schwartz	Nominating and Corporate Governance Committee
Bruce F. Daniels, Chairman
Stephen M. Mandia Stuart J. Schwartz

AUDIT COMMITTEE REPORT

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are “independent”, as required by applicable listing standards of the Nasdaq Stock Market, in that no member of the Audit Committee has received any payments, other than compensation for Board services, from the Company. Although not currently engaged professionally in the practice of auditing or accounting, the Audit Committee and Board of Directors have determined that Messrs. Daniels and Matthews qualify as “audit committee financial experts” within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 and the implementing regulations. In addition, the Audit Committee and Board of Directors have determined that Ms. Golden qualifies as an “audit committee financial expert” within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 and the implementing regulations. The Audit Committee operates pursuant to a Charter that was last amended and restated by the Board of Directors on March 17, 2004. A copy of the amended and restated charter is attached to the 2004 proxy statement.

Management is responsible for CONMED’s internal controls, financial reporting process and compliance with laws and regulations. The independent accountants are responsible for performing an integrated audit of CONMED’s consolidated financial statements and of its internal control over financial reporting in accordance the standards of the Public Company of Accounting Oversight Board (PCAOB). The Audit Committee’s responsibility is to monitor and oversee these processes, as well as to attend to the matters set forth in the amended and restated charter.

In this context, the Audit Committee has met on several occasions and held discussions with management and with the independent auditors, including executive meetings without management present. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards Nos. 61, 89 and 90 (Communication with Audit Committees).

CONMED’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants their independence. In this regard, the Audit Committee has determined that the provision of non-audit services by the independent auditors is compatible with the auditor’s independence in light of the nature and extent of permissible non-audit services provided to the Company.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Based upon the Audit Committee’s review and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended that the Board of Directors include the Company’s audited consolidated financial statements in CONMED’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC.

Submitted by the Audit Committee,

Bruce F. Daniels (Chair)	Jo Ann Golden
Stephen M. Mandia	William D. Matthews

CORPORATE GOVERNANCE AND NOMINATING
COMMITTEE REPORT

The role of the Corporate Governance and Nominating Committee is to recommend individuals to the Board for nomination as members of the Board and its committees and to develop and recommend to the Board a set of corporate governance principles applicable to the Company. The Board of Directors, in its business judgment, has determined that all members of the Corporate Governance and Nominating Committee are “independent,” as required by applicable listing standards of the Nasdaq Stock Market, in that no member of the Corporate Governance and Nominating Committee has received any payments, other than compensation for Board services, from the Company. The Corporate Governance and Nominating Committee operates pursuant to a Charter that was last amended and restated by the Board of Directors on February 29, 2004. A copy of the amended and restated charter is attached to the 2004 proxy statement.

The Corporate Governance and Nominating Committee has no fixed process for identifying and evaluating potential candidates to be nominees. To date, the Corporate Governance and Nominating Committee has not retained the services of any third party to assist in the process of identifying or evaluating candidates, although this could change should circumstances warrant the services of a third party. Likewise, the Corporate Governance and Nominating Committee has no fixed set of qualifications that must be satisfied before a candidate will be considered. Rather, the Corporate Governance and Nominating Committee has opted to retain the flexibility to consider such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

The Committee may consider candidates proposed by management, but is not required to do so. As previously disclosed, the Corporate Governance and Nominating Committee will consider any nominees submitted to the Company by shareholders wishing to propose nominees for election as directors at the 2007 Annual Meeting, provided that the shareholders proposing any such nominees have adhered to specified advance notice procedures contained in the Company’s by-laws, a copy of which is available on request to the General Counsel of the Company, CONMED Corporation, 525 French Road, Utica, New York 13502 (Telephone (315) 797-8375).

Submitted by the Corporate Governance and Nominating Committee,

Bruce F. Daniels (Chair)	Stephen M. Mandia
Stuart J. Schwartz

SHAREHOLDER COMMUNICATIONS WITH THE
BOARD OF DIRECTORS

Shareholders who wish to communicate with the Board of Directors may do so by sending correspondence to the attention of the General Counsel of the Company at 525 French Road, Utica New York 13502 with a cover letter explaining that the correspondence is intended for the Board of Directors. At this time, no communications received by the Company in this manner will be screened, although this could change without prior notice. In addition, questions may be posed to directors during the question and answer period at the Annual Meeting of Shareholders. The Company has no formal policy requiring that directors attend the Annual Meeting of Shareholders, although the Company’s expectation is that all directors will attend absent exceptional circumstances. Historically, all directors have attended the Annual Meeting of Shareholders, and all directors were present at the 2005 Annual Meeting of Shareholders.

ETHICS DISCLOSURE

The Company has adopted, as of March 31, 2003, an ethics program which applies to all employees, including senior financial officers and the principal executive officer. The ethics program is generally available through the investor relations section of the CONMED Corporation web site (www.Conmed.com), and is administered by the Company’s General Counsel. The Program codifies standards reasonably necessary to deter wrongdoing and to promote honest and ethical conduct, avoidance of conflicts of interest, full, fair, accurate, timely and understandable disclosure, compliance with laws, prompt internal reporting of code violations and accountability for adherence to the code and permits anonymous reporting by employees to an independent third-party, which will alert the Chair of Audit Committee of Board of Directors if and when it receives any anonymous reports.

AUDIT FEES

The aggregate fees and expenses billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for the years ended December 31, 2004 and December 31, 2005, for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those years, and for the audit of the Company’s internal control over financial reporting as of December 31, 2004 and December 31, 2005, and all other audit related, and tax consulting and other fees and expenses, are set forth in the table below.

Fee Summary	2005	2004
Audit Fees and Expenses:
Audit of Annual Financial Statements and Interim Reviews	$1,147,000	$507,500
Audit of Internal Control over Financial Reporting	Included above	$915,000
SEC Registration Statements	$0	$125,000
Total Audit Fees and Expenses	$1,147,000	$1,547,500
Audit Related:
Benefit Plan Audits	$0	$0
Tax:
Tax Compliance and Consulting Services	$337,000	$364,211
All Other:
Research Service License	$1,500	$1,500
Total Fees and Expenses	$1,485,500	$1,913,211

The Audit Committee has adopted procedures requiring prior approval of particular engagements for services rendered by the Company’s independent auditors. Consistent with applicable laws, the procedures permit one or more members of the Audit Committee to approve such services pursuant to authority delegated by the Audit Committee, provided the Audit Committee is informed.

COMPENSATION OF EXECUTIVE OFFICERS

The following information relates to all plan and non-plan compensation awarded to, earned by, or paid to (i) Eugene R. Corasanti, the Chairman of the Board of Directors and Chief Executive Officer of the Company (the “CEO”) and (ii) the Company’s four most highly compensated executive officers, other than the CEO, who were serving as executive officers of the Company at December 31, 2005 (the CEO and such officers, the “Named Executive Officers”).

The following information does not reflect any compensation awarded to or earned by the Named Executive Officers subsequent to December 31, 2005, except as may otherwise be indicated. Any compensation awarded to or earned by the Named Executive Officers during 2006 will be reported in the proxy statement for the Company’s 2007 Annual Meeting of Shareholders, unless such compensation has been previously reported.

Summary Compensation Table

The following table sets forth for the Named Executive Officers for each of the last three fiscal years: (i) the name and principal position of the executive officer (column (a)); (ii) the year covered (column (b)); (iii) annual compensation (columns (c), (d) and (e)), including: (A) base salary earned during the year covered (column (c)); (B) bonus earned during the year covered (column (d)); and (C) other annual compensation not properly categorized as salary or bonus (column (e)); (iv) long-term compensation, including the sum of the number of stock options granted (column (f)); and all other compensation (column (g)).

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards	All Other Compensation(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name Principal Position	Fiscal Year	Salary ($)	Bonus(1) ($)	Other Annual Compensation(2) ($)	Options (#)	($)
Eugene R. Corasanti Chief Executive Officer Chairman of the Board	2005 2004 2003	440,595 429,778 387,307	0 0 120,000	596,678 542,435 493,122	10,000 125,000 125,000	43,520 39,709 36,320

Joseph J. Corasanti President, Chief Operating Officer	2005 2004 2003	388,760 359,977 292,308	0 0 91,500	186,051 146,410 133,000	125,000 125,000 125,000	118,629(4) 70,545 20,319

David R. Murray(5) President of ConMed Electrosurgery	2005 2004 2003	255,769 95,970 n/a	52,000 9,625 n/a	- - -	5,000 20,000 n/a	13,747 2,400 n/a

Robert D. Shallish, Jr. Chief Financial Officer	2005 2004 2003	221,224 219,911 198,682	0 0 60,830	- - -	15,000 10,000 10,000	21,541 21,772 17,457

Gerald G. Woodard President of ConMed Linvatec	2005 2004 2003	267,519 259,872 231,292	0 103,949 11,565	- - -	10,000 10,000 10,000	11,298 13,985 15,805
________________
(1)	Annual Compensation - Bonus includes cash bonuses in year earned even if paid after the fiscal year end.
(2)	Amounts represent deferred compensation and accrued interest for Messrs. E. and J. Corasanti. See the discussion of the employment agreements for Messrs. E. and J. Corasanti, below.
(3)
All Other Compensation consists of company contributions, if any, to employee 401(k) plan accounts on the same terms offered to all other employees, payments for supplemental insurance policies and other payments relating to automobile leases and/or allowances and dues payments. In addition, with respect to Mr. J. Corasanti, All Other Compensation also includes reimbursements for certain insurance policies as provided for in his Amended and Restated Employment Agreement, which is further described below. All other compensation does not include the costs for health insurance, life insurance and other benefits generally available to other employees on the same terms as those offered to the officers listed above.

(4)	Includes $88,380 paid to Mr. J. Corasanti to pay, after the payment of taxes, the premium on certain life insurance policies, as discussed below.
(5)	Mr. Murray’s employment commenced as of July 20, 2004.

Eugene R. Corasanti has a five-year employment agreement (the “CEO Employment Agreement”) with the Company, which originally extended through December 31, 2001, and was extended through December 31, 2006. The CEO Employment Agreement provides for Mr. E. Corasanti to serve as chief executive officer of the Company for five years at an annual salary not less than $300,000, as determined by the Board of Directors. Mr. E. Corasanti also receives deferred compensation of $100,000 per year (which the Board increased to $200,000 for 2000 and subsequent years) with interest at 10% per annum, payable in 120 equal monthly installments upon his retirement or to his beneficiaries at death, and is entitled to participate in the Company’s employee stock option plan, pension and other employee benefit plans and such bonus or other compensatory arrangements as may be determined by the Board of Directors. In the event that the Board of Directors should fail to re-elect Mr. E. Corasanti as chief executive officer or should terminate his employment for reasons other than just cause, Mr. E. Corasanti will become entitled to receive the greater of three years’ base annual salary or the balance of his base annual salary plus the average of the bonuses, deferred compensation and incentive compensation awarded to Mr. E. Corasanti during the three years prior to such termination for the five-term employment term, and shall continue to receive other employment benefits, for the greater of three years or the balance of the CEO Employment Agreement’s five-year term. In the event of Mr. E. Corasanti’s death or disability, Mr. E. Corasanti or his estate or beneficiaries will be entitled to receive 100% of his base annual salary and other employment benefits (other than deferred compensation) for the balance of the CEO Employment Agreement’s term. If, during the term of Mr. E. Corasanti’s employment under the Employment Agreement and within two years after a Change in Control, his employment with the Company is terminated by the Company, other than for Cause or by him for Good Reason (as such capitalized terms are defined in the Employment Agreement), Mr. E. Corasanti will be entitled to receive (a) a lump sum payment equal to three times the sum of (i) his base salary on the date of such termination or his base salary in effect immediately prior to the Change in Control, whichever is higher, plus (ii) the average of the bonuses, deferred compensation and incentive compensation awarded to Mr. E. Corasanti during the three years prior to such termination; (b) continued coverage under the benefit plans in which he participates for a period of two years from the date of such early termination; (c) a lump sum payment equal to the aggregate amount credited to his deferred compensation account; and (d) awards for the calendar year of such termination under incentive plans maintained by the Company as though any performance or objective criteria used in determining such awards were satisfied. The Board of Directors determined that Mr. E. Corasanti’s base annualized salary would be $450,500 for 2005.

Joseph J. Corasanti has an employment agreement (the “COO Employment Agreement”) with the Company, extending from January 1, 2000 through December 31, 2009. The COO Employment Agreement, which was amended and restated as of November 12, 2004, provides for Mr. J. Corasanti to serve as chief operating officer of the Company for at an annual salary originally not less than $200,000, and not less than $375,000 since November 12, 2004, as determined by the Board of Directors. Mr. J. Corasanti also receives deferred compensation of $100,000 per year with interest at 10% per annum for payments accrued through December 31, 2004, with payments of $125,000 to accrue in each year commencing December 31, 2005 with interest at two percent above prime per annum, payable upon his departure or retirement, or to his beneficiaries at death. Mr. J. Corasanti is entitled to participate in the Company’s employee stock option plan and pension and other employee benefit plans and such bonus or other compensatory arrangements as may be determined by the Board of Directors. Mr. J. Corasanti is also entitled to be paid an amount sufficient after the payment of applicable taxes to permit Mr. J. Corasanti to purchase certain life insurance policies. In the event that the Board of Directors should fail to re- elect Mr. J. Corasanti as chief operating officer or should terminate his employment for reasons other than just cause, Mr. J. Corasanti will become entitled to receive the greater of three years’ base annual salary or the balance of his base annual salary plus the average of the bonuses, deferred compensation and incentive compensation awarded to Mr. Corasanti during the three years prior to such termination for the remaining term of his employment contract, and shall continue to receive other employment benefits, for the greater of three years or the balance of the COO Employment Agreement’s term. In the event of Mr. J. Corasanti’s death or disability, Mr. J. Corasanti or his estate or beneficiaries will be entitled to receive 100% of his base annual salary and other employment benefits (other than deferred compensation) for the balance of the COO Employment Agreement’s term. If, during the term of Mr. Corasanti’s employment under the COO Employment Agreement and within two years after a Change in Control, his employment with the Company is terminated by the Company, other than for Cause or by him for Good Reason (as such capitalized terms are defined in the Employment Agreement), Mr. J. Corasanti will be entitled to receive (a) a lump sum payment equal to three times the sum of (i) his base salary on the date of such termination or his base salary in effect immediately prior to the Change in Control, whichever is higher, plus (ii) the average of the bonuses, deferred compensation and incentive compensation awarded to Mr. J. Corasanti during the three years prior to such termination; (b) continued coverage under the benefit plans in which he participates for a period of two years from the date of such early termination; (c) a lump sum payment equal to the aggregate amount credited to his deferred compensation account; and (d) awards for the calendar year of such termination under incentive plans maintained by the Company as though any performance or objective criteria used in determining such awards were satisfied. During 2005, the Board of Directors determined that Mr. J. Corasanti’s base annualized salary would be $397,500.

STOCK OPTION PLANS

1999 Long-Term Incentive Stock Plan

In May 1999, the shareholders approved the CONMED Corporation 1999 Long-Term Incentive Plan (the “1999 LTIP”). Under the 1999 LTIP, in the discretion of the Compensation Committee of the Board of Directors (the “Committee”), options, performance shares and restricted stock may be granted to employees and/or consultants of the Company and its subsidiaries. The Committee presently consists of Messrs. Matthews, Daniels and Mandia.

Options may be granted which are (i) incentive stock options within the meaning of Internal Revenue Code Section 422, (ii) options other than incentive stock options (i.e., non-qualified options), (iii) performance shares, and (iv) restricted stock (collectively, the “awards”). A total of 3,500,000 shares of Common Stock (subject to adjustment for stock splits and other changes in the Company’s capital structure) had been reserved against the issuance of awards to be granted under the 1999 LTIP. Shares reserved under an award which for any reason expires or is terminated, in whole or in part, shall again be available for the purposes of the 1999 LTIP. As of March 31, 2006, options relating to 3,416,118 shares of Common Stock have been granted and not terminated under the 1999 LTIP. As of March 31, 2006, 1,539,630 of the options are exercisable. As of March 31, 2006, options relating to 83,882 shares of Common Stock remain available to be granted.

The 1992 Plan

In April 1992, the shareholders approved the CONMED Corporation 1992 Stock Option Plan (as amended and approved by the shareholders on May 21, 1996, the “1992 Plan”). Under the 1992 Plan, in the discretion of the Compensation Committee of the Board of Directors, options may be granted to officers and key employees of the Company and its subsidiaries for the purchase of shares of Common Stock. The Compensation Committee presently consists of Messrs. Matthews, Daniels and Mandia.

Options may be granted which are (i) incentive stock options within the meaning of Internal Revenue Code Section 422 or (ii) options other than incentive stock options (i.e., non-qualified options). A total of 3,000,000 shares of Common Stock (subject to adjustment for stock splits and other changes in the Company’s capital structure) had been reserved against the exercise of options to be granted under the 1992 Plan. Shares reserved under an option which for any reason expires or is terminated, in whole or in part, shall again be available for the purposes of the 1992 Plan. No additional options are available to be granted under the 1992 Plan. As of March 31, 2006, options relating to 2,913,230 shares of Common Stock have been granted and not terminated under the 1992 Plan, of which options relating to 564,684 shares of Common Stock are still exercisable.

Stock Option Plan for Non-Employee Directors

In May 1995, the shareholders of the Company approved the Stock Option Plan For Non-Employee Directors of CONMED Corporation (the “Non-Employee Directors Plan”). All members of the Company’s Board of Directors who are not current or former employees of the Company or any of its subsidiaries (“Non-Employee Directors”) are eligible to participate in the Non-Employee Directors Plan. Under the Non-Employee Directors Plan, each Non-Employee Director elected, reelected or continuing as a director receives 4,500 options (which are non-qualified stock options under the Internal Revenue Code of 1986) with an option price equal to the fair market value of the Company’s Common Stock on the business day following each annual meeting of the shareholders.

A total of 212,500 shares of Common Stock (subject to adjustment for stock splits and other changes in the Company’s capital structure) had been reserved against the exercise of options to be granted and not terminated under the Non-Employee Directors Plan, of which options for 155,334 shares of Common Stock have been granted and not terminated and options for 23,500 shares are still exercisable. Options relating to 57,166 shares of Common Stock remain available to be granted. Shares issuable under the Non-Employee Directors Plan may be authorized but unissued shares or treasury shares. Shares reserved under an option which for any reason expires or is terminated, in whole or in part, shall again be available for the purposes of the Non-Employee Directors Plan.

	Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in the Second Column)
Equity Compensation Plans approved by security holders	1999 Long-Term Incentive Stock Plan	2,437,831	23.17	83,882

	1992 Stock Option Plan	596,886	17.45	0

	Stock Option Plan for Non-Employee Directors	46,000	28.87	23,500

Equity Compensation Plans approved by security holders	N/A

Option Grants Table

The following table sets forth, with respect to grants of stock options made during 2005 to each of the Named Executive Officers: (i) the name of the executive officer (column (a)); (ii) the number of securities underlying options granted (column (b)); (iii) the percent the grant represents of the total options granted to all employees during 2003; (iv) the per share exercise price of the options granted (column (d)); (v) the expiration date of the options (column (e)); and (vi) the potential realizable value of each grant, assuming the market price of the Common Stock appreciates in value from the date of grant to the end of the option term at a rate of (A) 5% per annum (column (f)) and (B) 10% per annum (column (g)).

Option Grants in 2005

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in 2005	Exercise or Base Price ($/Sh)	Expiration Date	5%($)	10%($)
Eugene R. Corasanti	10,000	1.99	31.40	05/17/2015	194,473	500,435

Joseph J. Corasanti	125,000	24.83	31.40	05/17/2015	2,468,411	6,255,439

David R. Murray	5,000	0.99	31.40	05/17/2015	98,736	250,218

Robert D. Shallish, Jr.	15,000	2.98	31.40	05/17/2015	296,209	750,653

Gerald G. Woodard	10,000	1.99	31.40	05/17/2015	197,473	500,435

Aggregated Option Exercises and Year-End Option Value Table

The following table sets forth, with respect to each exercise of stock options during 2005 by each of the Named Executive Officers and the year-end value of unexercised options on an aggregated basis: (i) the name of the executive officer (column (a)); (ii) the number of shares received upon exercise, or, if no shares were received, the number of securities with respect to which the options were exercised (column (b)); (iii) the aggregate dollar value realized upon exercise (column (c)); (iv) the total number of securities underlying unexercised options held at December 31, 2005, separately identifying the exercisable and unexercisable options (column (d)); and (v) the aggregate dollar value of in-the-money, unexercised options held at December 31, 2005, separately identifying the exercisable and unexercisable options (column (e)). The Company has not issued any stock appreciation rights.

Aggregated Option Exercises in 2005 and December 31, 2005 Option Values

(a)	(b)	(c)	Unexercised Options at 12/31/05 (d)		Value of Unexercised In-the- Money Options at 12/31/05 ($)(1) (e)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Eugene R. Corasanti	457,996	6,454,616.71	334,793	0	317,041.01	0

Joseph J. Corasanti	82,503	1,263,395.64	694,724	75,000	2,054,048.61	444,000

David Murray	0	0	4,000	21,000	5,480.00	21,920

Robert D. Shallish, Jr.	18,765	254,978.59	99,532	41,004	679,752.76	81,637.73

Gerald Woodard	17,499	221,190.11	21,506	31,004	141,174.71	63,877.29
______________________
(1)     Assumes $23.66 per share fair market value on December 30, 2005 which was the closing price on December 30, 2005, the last day of trading on the Nasdaq Stock Market in 2005.

PENSION PLANS
The Company maintains a broadly based defined benefit pension plan (the “Pension Plan”) for all employees. Effective January 1, 2004, the ConMed Electrosurgery and Linvatec Retirement Income Plans were merged into the ConMed Corporation Pension Plan “D”, with the resulting plan being renamed the ConMed Corporation Retirement Pension Plan.

The Pension Plan entitles a participant to a normal monthly retirement benefit equal to one-twelfth of 1.65% of five year average earnings multiplied by years of service offset by 0.65% of social security covered compensation multiplied by years of service to a maximum of 35 years. The deferred compensation for Messrs. E. and J. Corasanti is not included in the calculation of retirement benefits. Benefits are fully vested after five years of service, starting from date of hire. Upon reaching normal retirement age, generally age 65 with five years of credited service, participants are entitled to receive vested benefits under the Pension Plan in a monthly retirement benefit.

As of December 31, 2005, Messrs. E. Corasanti, J. Corasanti, Murray, Woodard and Shallish had 4, 13, 4, 6 and 16 years of credited service, respectively in the Conmed Pension Plan. The first table presents information concerning the annual pension payable under the Pension Plan based upon various assumed levels of annual compensation and years of service.

CONMED Pension Plan

Years of Service

Average Pay	15	20	25	30	35
$125,000	$26,433	$35,244	$44,055	$52,866	$61,677
$150,000	$32,621	$43,494	$54,368	$65,241	$76,115
$175,000	$38,808	$51,744	$64,680	$77,616	$90,552
$200,000	$44,996	$59,994	$74,993	$89,991	$104,990
$225,000(1)	$47,471	$63,294	$79,118	$94,941	$110,765
$250,000(1)	$47,471	$63,294	$79,118	$94,941	$110,765
$300,000(1)	$47,471	$63,294	$79,118	$94,941	$110,765
$400,000(1)	$47,471	$63,294	$79,118	$94,941	$110,765
$450,000(1)	$47,471	$63,294	$79,118	$94,941	$110,765
$500,000(1)	$47,471	$63,294	$79,118	$94,941	$110,765

(1) 2005 statutory limits are $170,000 and straight life annuity benefit payable at age 65 and $210,000 annual compensation taken into account in determining average pay.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE
COMPENSATION

Pursuant to the terms of the CEO and COO Employment Agreements, Compensation Committee and the Board of Directors establish the annual salary of Eugene R. Corasanti and Joseph J. Corasanti. The Compensation Committee establishes the compensation plans and specific compensation levels for the Company’s other executive and senior officers. The Compensation Committee administers the Company’s stock option plans. The Compensation Committee is presently composed of Messrs. Matthews, Daniels and Mandia.

The Compensation Committee and the Board of Directors believe that the compensation plans for all officers, including the Chief Executive Officer and the President, must seek to strike a balance between financial goals and targets and regulatory compliance and ethical behavior. As a matter of corporate policy, compensation plans are to be drafted to include short-term financial goals, long term growth, aligning the interests of management and key employees with those of shareholders and rewarding management and employees for creation of shareholder value, and a recognition that Conmed is a medical device manufacturer and a public company. Compensation plans for management have three components: the annual salary, a year-end bonus plan, and equity (stock option) compensation. As a matter of corporate policy, each component of compensation must depend on the employee’s level of compliance with regulatory and ethics requirements.

Consistent with this compensation policy, the Board of Directors believes that compensation of Eugene R. Corasanti, the Company’s Chairman and Chief Executive Officer, should be heavily influenced by company performance, long-term growth and strategic positioning, as well as regulatory and ethics compliance. Therefore, although there is necessarily some subjectivity in setting the CEO’s salary, major elements of the compensation package are directly tied to company performance, long-term growth and strategic positioning. This philosophy is reflected in Mr. E. Corasanti’s current five-year employment contract, which provides for a base annual salary of $300,000 and permits the Board of Directors, in its discretion, to establish a higher salary for him. The current annualized base salary for Mr. E. Corasanti is $450,500, with annual deferred compensation of $200,000 per annum before interest.

The Board of Directors believes that the compensation of Joseph J. Corasanti, the President and Chief Operating Officer (“COO”), should also be heavily influenced by company performance, long-term growth and strategic positioning, as well as regulatory and ethics compliance. This philosophy is reflected in the employment contract for the COO which is generally similar to the contract provided to the CEO, and which provides for a base annual salary on a prospective basis of $375,000 and permits the Board of Directors to determine a higher salary for the COO in its discretion. The current base salary for Mr. J. Corasanti is $397,500 plus annual deferred compensation of $125,000 per annum before interest.

During 2003, the Company continued its focus on internal growth, through the introduction of a number of new products and an increase in the number of sales representatives representing its orthopedic products. In addition, the Company completed strategic acquisitions and continued to integrate completed acquisitions. The Company experienced record revenues and net income, before certain charges. Further, the Company lowered its debt to total capitalization ratio despite one significant acquisition at the beginning of the year, and reduced its interest cost for outstanding debt. Moreover, the Company resolved significant litigation on favorable terms. In light of the continued trend toward increasing revenues and earnings, as well as the improvements to the Company’s balance sheet, the Board of Directors, with Messrs. E. Corasanti and J. Corasanti abstaining, approved an increase in base compensation for Mr. E. Corasanti to $400,000, and approved an increase in base compensation for Mr. J. Corasanti to $305,000. These increases were effective as of May 26, 2003. In addition, in light of the uncertainty surrounding split-dollar life insurance premiums following the enactment of the Sarbanes- Oxley Act of 2002 and its implementing regulations, and because the Company had a prior contractual commitment to provide such insurance, the Company agreed to provide payments to Mr. J. Corasanti in an amount sufficient to allow him to continue to pay the premiums due on a split-dollar life insurance policy in which the Company no longer has any interest. In light of the Company’s year-end results, a bonus of $120,000 was awarded to Mr. E. Corasanti and a bonus of $91,500 was awarded to Mr. J. Corasanti. Likewise, certain other officers were awarded bonuses in light of the final year-end performance.

During 2004, the Company maintained its focus on internal growth, through the introduction of a number of new products. In addition, the Company completed a significant distribution arrangement and completed a significant acquisition which added a new division and sales force. The Company experienced record revenues, net income and cash flow, before certain charges. Further, the Company reduced its interest cost for outstanding debt through the issuance of convertible notes at a lower, fixed interest rate. In light of the continued trend toward increasing revenues and earnings, as well as the improvements to the Company’s balance sheet, following the recommendation of the Compensation Committee, the Board of Directors, with Messrs. E. Corasanti and J. Corasanti abstaining, approved an increase in base compensation for Mr. E. Corasanti to $425,000, and approved an increase in base compensation for Mr. J. Corasanti to $375,000. These increases were effective as of May 24, 2004. With respect to Mr. J. Corasanti’s employment contract, the Committee determined that, in light of the increase in the size of the organization which Mr. J. Corasanti was managing, as well as the record of consistent growth in revenues and earnings, it was appropriate to extend the term of the contract for an additional five year period with a base salary of $375,000, a base deferred compensation level of $125,000, and certain other benefits with respect to certain life insurance policies as reflected in the Amended and Restated Employment Agreement. In addition, the Committee concluded that, in light of the current interest rate environment, additional deferred compensation payments should accrue interest at a rate equal to the prime rate plus two percent, rather than a fixed rate of 10 percent. Following the recommendation of the Compensation Committee, the Board of Directors, with Messrs. E. Corasanti and J. Corasanti abstaining, approved the Amended and Restated Employment Agreement upon the terms as described above.

During 2005, the Company maintained its focus on internal growth, through the introduction of a number of new products. The Company also focused on the integration of the Conmed Endoscopic Technologies business, while also making investments in the Company’s future in the form of a corporate quality initiative and through expanded research and development efforts. While revenues increased overall during 2005, the growth in revenues was somewhat offset by the costs associated with the research and development and corporate quality initiatives, as well as increases in costs for petroleum-based components and materials and the expenses associated with the Company’s antitrust suit against Johnson & Johnson. Although the Company made significant progress in several operational matters during the course of 2005, in light of the year-end results proving to be lower than expected, no bonuses were paid to Messrs. E. Corasanti and J. Corasanti. Likewise, no officers were awarded any bonus in light of the final year-end performance with the exception of four officers whose bonus plan was contingent on specific performance criteria that were satisfied.

The Compensation Committee has adopted similar policies with respect to compensation of the other executive officers of the Company. The Company’s performance, long-term growth and strategic positioning and the individual’s past performance and future potential are considered in establishing the base salaries of executive officers, as well as regulatory and ethics compliance. The policy regarding other elements of the compensation package for executive officers is similar to the CEO’s in that the package is tied to achievement of performance targets. In light of the Company’s performance during 2005, and in deference to his specific request that he be granted fewer options than the Compensation Committee might otherwise have contemplated, Mr. E. Corasanti was granted options relating to 10,000 shares. Mr. J. Corasanti was granted options relating to 125,000 shares in 2005, and the Compensation Committee also granted options to certain other executive officers.

Stock options are granted to the Company’s executive officers primarily based on the executive’s ability to influence the Company’s long-term growth and profitability. The number of options granted is determined by using the same subjective criteria. All options are granted at the current market price. Since the value of an option bears a direct relationship to the Company’s stock price, it is an effective incentive for managers to create value for shareholders. The Committee therefore views stock options as an important component of its long-term, performance-based compensation philosophy.

Although the Company’s Board of Directors, including its Compensation Committee, retains full discretion to structure executive compensation in the best overall interests of the Company, the Board of Directors will consider the implications of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder in structuring and managing executive compensation. The Board’s consideration of Section 162(m) may include, among other things, structuring compensation as qualified performance-based compensation, requesting that executive officers defer compensation in excess of $1 million per year, and requesting that executive officers delay the exercise of stock options if such exercise would lead to the related compensation being non-deductible under Section 162(m).

BOARD OF DIRECTORS INTERLOCKS AND INSIDER PARTICIPATION;
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Board of Directors, which is presently composed of Eugene R. Corasanti, Joseph J. Corasanti, Bruce F. Daniels, Jo Ann Golden, William D. Matthews, Stuart J. Schwartz, and Stephen M. Mandia establishes the compensation plans and specific compensation levels for Eugene R. Corasanti directly (with Messrs. E. Corasanti and J. Corasanti abstaining) and for other executive officers through the Compensation Committee, and administers the Company’s stock option plans through the Compensation Committee. As disclosed above, Eugene R. Corasanti, the Chairman of the Board of Directors, is the Chief Executive Officer of the Company and also serves as an officer of the Company’s subsidiaries. Joseph J. Corasanti, a director of the Company, is the President and Chief Operating Officer of the Company, and also serves as an officer of several of the Company’s subsidiaries and is the son of Eugene R. Corasanti.

During 2005, the Company made aggregate payments of $121,168 to George A. Nole & Son, Inc., a construction company, in connection with certain renovations being made to the Company’s Central New York facilities. The sole shareholder of George A. Nole & Son, Inc., a New York corporation, is Angelo Nole, who is the brother-in-law of Eugene R. Corasanti. The contracts were awarded following a competitive bidding process, except for certain contracts the expected value of which was under $40,000. This work was pre-approved pursuant to the procedures of the Audit Committee.

Together with other health-care oriented companies with operations in Central New York, CONMED is a founder of both CNY MedTech Association, Inc., and CNY MedTech Foundation, Inc., whose purposes are generally to promote medical device companies and technologies in Central New York. During 2005, CONMED contributed $10,000 in membership dues to CNY MedTech Association, as well as $63,550 for various Company employees to attend training and other events at market-competitive rates. Daniel Jonas is a director on the Board of Directors of both entities. Mr. Jonas receives no compensation for serving as a director of either entity.

The Company employs the following persons, who are related to certain officers of the Company in the manner indicated below. Employees who are related to officers and/or directors whose total compensation is less than $60,000 are not listed below.

Employee Name and Position	Officer(s) and/or Directors to whom Employee is Related	Relationship of Employee to Officer
David Corasanti, Program Sales Manager, Endosurgery	Eugene R. Corasanti	Son
	Joseph J. Corasanti	Brother

Paul Sandock, Marketing Manager, Endosurgery	William W. Abraham	Son-in-law

Alan Rust, Manager, Purchasing and Logistics	William W. Abraham	Son-in-law

Compensation for the above-referenced employees, consisting solely of salary and bonus, ranged from $95,000 to $130,000 during 2005. Option grants to these each of these employees did not exceed 5,000 shares during 2005.

Prior to December 31, 2001, the Company had paid all premiums on certain split-dollar life insurance policies with face amounts totaling $4,397,567 for the benefit of Eugene R. Corasanti. The Company did not pay or accrue premiums in the fiscal year ended December 31, 2005. Premiums paid by the Company in prior years are treated by the Company as a loan to Mr. Eugene Corasanti, and at December 31, 2005, the aggregate amount due the Company from Mr. E. Corasanti related to these split-dollar life insurance policies is $835,825. This amount (and loans, if any, for future premiums) will be repaid to the Company on Mr. E. Corasanti’s death and the balance of the policy will be paid to Mr. E. Corasanti’s estate or beneficiaries

The Company likewise had historically paid certain premiums associated with a split-dollar life insurance policies with face amounts totaling $2,000,000 for the benefit of Joseph J. Corasanti. The Company did not pay or accrue premiums in the fiscal year ended December 31, 2005. Premiums paid by the Company in prior years are treated by the Company as a loan to Mr. J. Corasanti, and at December 31, 2005, the aggregate amount due the Company from Mr. J. Corasanti related to these split-dollar life insurance policies is $36,390. This amount (and loans, if any, for future premiums) will be repaid to the Company on Mr. J. Corasanti’s death and the balance of the policy will be paid to Mr. J. Corasanti’s estate or beneficiaries.

In connection with the enactment of the Sarbanes-Oxley Act of 2002 (the “Act”) and the general prohibition against loans to officers, subject to an exception for certain pre-existing loan arrangements, the Board of Directors and management opted, as of October 2002, to stop making the premium payments which previously had been accounted for as loans pending further clarification of the regulations and interpretation of the Act. The policies for which the Company had previously been funding premium payments have cash balances sufficient to permit the payment of premiums. The Board of Directors and management may, however, elect to resume such payments if management and the Board of Directors conclude that the obligation to make such payments was maintained by the Company on the date of the enactment of the Act and was not materially modified pursuant to Section 402 of the Act and the implementing regulations, or if such payments are otherwise permitted.

INSURANCE FOR DIRECTORS AND OFFICERS

The Company has entered into directors and officers insurance policies with National Union Fire Insurance Company of Pittsburgh, PA and certain excess insurers covering the period from March 31, 2006 through March 30, 2007 at a total cost of $456,750 which covers directors and officers of the Company and its subsidiaries.

PERFORMANCE GRAPH

The graph below compares the yearly percentage change in the Company’s Common Stock with the cumulative total return of the Center for Research for Stock Performance (“CRSP”) Total Return Index for the NASDAQ Stock Market and the cumulative total return of the Standard & Poor’s Medical Products and Supplies Industry Group Index. In each case, the cumulative total return assumes reinvestment of dividends into the same class of equity securities at the frequency with which dividends are paid on such securities during the applicable fiscal year.

ANNUAL REPORT

The annual report for the fiscal year ended December 31, 2005, including financial statements, is being furnished with this proxy statement to shareholders of record on March 31, 2006. The annual report does not constitute a part of the proxy soliciting material and is not deemed “filed” with the SEC.

III. SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of, by each shareholder known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, by each director and nominee director, by each of the Named Executive Officers (as defined above) and by all directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Eugene R. Corasanti (1)	657,676	2.34
Joseph J. Corasanti (2)	744,124	2.65
Bruce F. Daniels (3)	14,062	*
Jo Ann Golden (4)	11,562	*
Stephen M. Mandia (5)	8,250	*
William D. Matthews (6)	13,500	*
David R. Murray (7)	5,000	*
Stuart J. Schwartz (8)	14,775	*
Robert D. Shallish (9)	124,302	*
Gerald Woodard (10)	32,510	*
Directors and executive officers as a group (18 persons) (11)	2,105,197	7.0
Wellington Management Company, LLP (12) 75 State Street Boston, Massachusetts 02109	1,626,100	5.79
FMR Corp. (13) 82 Devonshire Street Boston, MA 02109	3,837,294	13.66
Barclay’s Global Investors, N.A. (14) 45 Fremont Street San Francisco, California 94105	3,867,331	13.77

• Unless otherwise set forth above, the address of each of the above listed shareholders is c/o
CONMED Corporation, 525 French Road, Utica, New York 13502.

• * Less than 1%.

(1)
Includes 334,793 options, exercisable within 60 days. Also includes 63,787 shares owned beneficially by the wife of Eugene R. Corasanti. Eugene R. Corasanti disclaims beneficial ownership of these shares.

(2)
Includes 719,724 shares subject to options, exercisable within 60 days. Also includes 750 shares owned beneficially byt he wife of Joseph J. Corasanti. Joseph J. Corasanti is the son of Eugene R. Corasanti.

(3)
Includes 13,500 shares subject to options, exercisable within 60 days. Also includes 562 shares owned beneficially by the wife of Bruce Daniels. Bruce Daniels disclaims beneficial ownership of these shares.

(4)	Includes 10,000 shares subject to options, exercisable within 60 days.
(5)	Includes 4,500 shares subject to options, exercisable within 60 days.
(6)	Includes 4,500 shares subject to options, exercisable within 60 days.
(7)	Includes 5,000 shares subject to options, exercisable within 60 days.
(8)	Includes 13,500 shares subject to options, exercisable within 60 days.
(9)	Includes 113,536 shares subject to options, exercisable within 60 days.
(10)	Includes 32,510 shares subject to options, exercisable within 60 days.

(11)
Includes 1,638,024 shares subject to options, exercisable within 60 days, held by Eugene R. Corasanti, Joseph J. Corasanti, Bruce F. Daniels, Jo Ann Golden, William D. Matthews, Stuart J. Schwartz, David R. Murray and Gerald Woodard, and executive officers of the Company. Such 1,638,024 shares are equal to approximately 6.0% of the Common Stock outstanding. As of March 31, 2006 the Company’s directors and executive officers as a group (18 persons) are the beneficial owners of 467,173 shares, which is approximately 1.67% of the Common Stock outstanding.

(12)
An amendment to a Schedule 13G filed with the SEC by Wellington Management Company, LLP on January 10, 2006 indicates that Wellington Management Company, LLP may be deemed to beneficially own 1,626,100 shares of Common Stock that are held of record by its clients by virtue of having shared voting power over 1,492,550 shares and shared dispositive power over 1,605,800 shares in its capacity as an investment adviser.

(13)
An amendment to a Schedule 13G filed with the SEC by FMR Corp. on February 14, 2006 indicates that FMR Corp. may be deemed to beneficially own 3,837,294 shares of Common Stock that are held of record by its clients by virtue of having sole voting power over 515,119 shares and sole dispositive power over 3,837,294 shares in its capacity as an investment adviser.

(14)
A Schedule 13G filed with the SEC by Barclays Global Investors, N.A. on January 25, 2006 indicates that Barclays Global Investors, N.A. and Barclays Global Fund Advisors beneficially own 3,867,331 shares of Common Stock by virtue of having sole voting power over 3,545,565 shares of Common Stock and sole dispositive power over 3,867,331 shares of Common Stock in their roles as investment advisors for certain funds.

On March 31, 2006, there were 6,557 shareholders of record of the Company’s Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to regulations promulgated by the Securities and Exchange Commission, the Company is required to identify, based solely on a review of reports filed under Section 16(a) of the Securities Exchange Act of 1934, and furnished to the Company pursuant to Rule 16a-3(c) thereunder, each person who, at any time during its fiscal year ended December 31, 2005, was a director, officer or beneficial owner of more than 10% of the Company’s Common Stock that failed to file on a timely basis any such reports. Based on such reports, the Company is not aware of any such failure to file on a timely basis any such reports by any such person that has not previously been disclosed, except with respect to the following: A Form 4 reflecting a gift of stock was filed 10 days late.

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CONMED CORPORATION

2006 STOCK INCENTIVE PLAN

ARTICLE I

GENERAL

1.1	Purpose

The purpose of Conmed Corporation 2006 Stock Incentive Plan is to attract, retain and motivate officers, directors, employees, consultants and others who may perform services for Conmed Corporation and its successors (the “Company”) and its subsidiaries and affiliates, to compensate them for their contributions to the long-term growth and profits of the Company, and to encourage them to acquire a proprietary interest in the success of the Company.

1.2	Definitions of Certain Terms

1.2.1      “Award” means an award made pursuant to the Plan.

1.2.2     “Award Agreement” means the written document by which each Award is evidenced.

1.2.3    “Board” means the Board of Directors of the Company.

1.2.4    “Certificate” means a stock certificate (or other appropriate document or evidence of ownership) representing shares of Common Stock.

1.2.5    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the applicable rulings and regulations thereunder.

1.2.6    “Committee” means the Compensation Committee of the Board of Directors, or such other committee of the Board as the Board may select from time to time to administer the Plan pursuant to Section 1.3.

1.2.7     “Common Stock” means common stock of the Company.

1.2.8      “Employment” means a grantee’s performance of services for the Company or its subsidiaries or affiliates, in any form whether as an employee, consultant or otherwise as determined by the Committee. The terms “employ” and “employed” shall have their correlative meanings.

1.2.9      “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the applicable rules and regulations thereunder.

i

1.2.10    “Fair Market Value” means, with respect to a share of Common Stock on any day, the closing price of the Common Stock on the principal securities exchange on which the shares of Common Stock are then traded, or, if not traded, the price set by the Committee.

1.2.11     “Plan” means the Conmed Corporation 2006 Stock Incentive Plan, as described herein and as hereafter amended from time to time.

1.3	Administration

1.3.1      Subject to Section 1.3.4, the Plan shall be administered by the Committee. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 promulgated under the Exchange Act, all actions relating to Awards to persons subject to Section 16 of the Exchange Act may be taken by the Board or a committee or subcommittee of the Board composed of three (3) or more members, each of whom is a “non-employee director” within the meaning of Exchange Act Rule 16b-3. To the extent required for compensation realized from Awards under the Plan to be deductible by the Company pursuant to Section 162(m) of the Code, such Awards may be granted by a committee or subcommittee of the Board composed of three (3) or more members, each of whom is an “outside director” within the meaning of Code Section 162(m).

1.3.2    The Committee shall have complete control over the administration of the Plan and shall have the authority in its sole discretion to (a) exercise all of the powers granted to it under the Plan, (b) construe, interpret and implement the Plan and all Award Agreements, (c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) make all determinations necessary or advisable in administering the Plan, (e) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (f) amend the Plan to reflect changes in applicable law, (g) grant Awards and determine who shall receive Awards, (h) amend any outstanding Award Agreement to accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised, or to waive or amend any goals, restrictions or conditions set forth in such Award Agreement, or reflect a change in the grantee’s circumstances (e.g., a change to part-time employment status), and (i) determine whether, to what extent and under what circumstances and method or methods (1) Awards may be (A) settled in cash, shares of Common Stock, other securities, other Awards or other property, (B) exercised or (C) canceled, forfeited or suspended (including, without limitation, canceling underwater options without any payment to the grantee), (2) shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the grantee thereof or of the Committee and (3) Awards may be settled by the Company, any of its subsidiaries or affiliates or any of its or their designees; provided, however, that, except in connection with a stock split, dividend, recapitalization, merger, consolidation, spinoff, combination or other exchange of shares affecting all holders of Common Stock, the Committee shall not be permitted to reprice (as defined under rules of any national exchange upon which the Company’s shares of Common Stock may be listed) options or stock appreciation rights without the consent of the Company's shareholders.

1.3.3      Actions of the Committee may be taken by the vote of a majority of its members present at a meeting (which may be held telephonically). Any action may be taken by a written instrument signed by a majority of the Commit-tee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting. The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be final, binding and conclusive. The Committee may allocate among its members and delegate to any person who is not a member of the Committee any of its adminis-trative responsibilities.

1.3.4     Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. The Board shall have all of the authority and responsibility granted to the Committee herein.

1.3.5    No Liability

No member of the Board or the Committee or any employee of the Company or its subsidiaries or affiliates (each such person, a “Covered Person”) shall have any liability to any person (including any grantee) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (b) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

1.4	Persons Eligible for Awards

Awards under the Plan may be made to such officers, directors, employees, consultants and other individuals who may perform services for the Company and its subsidiaries and affiliates, as the Committee may select.

1.5	Types of Awards Under Plan

Awards may be made under the Plan in the form of (a) options, (b) stock appreciation rights, (c) dividend equivalent rights, (d) restricted stock, (e) restricted stock units and (f) other equity-based or equity-related Awards which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company.

1.6	Shares Available for Awards

1.6.1      Total shares available. Subject to adjustment pursuant to Section 1.6.2, the total number of shares of Common Stock which may be delivered pursuant to Awards granted under the Plan shall not exceed the sum of 1,000,000 shares that will be available for grants and awards under the Plan. If any Award is forfeited or otherwise terminates or is canceled without the delivery of shares of Common Stock or shares of Common Stock are surrendered or withheld from any Award to satisfy a grantee’s income tax or other withholding obligations, then the shares covered by such forfeited, terminated or canceled Award or which are equal to the number of shares surrendered or withheld shall again become available to be delivered pursuant to Awards granted or to be granted under this Plan. Notwithstanding the foregoing, but subject to adjustment pursuant to Section 1.6.2, no more than 1,000,000 shares of Common Stock shall be delivered pursuant to the exercise of incentive stock options. The maximum number of shares of Common Stock with respect to which options and stock appreciation rights may be granted to an individual grantee in any calendar year is 200,000 shares of Common Stock, subject to adjustment pursuant to Section 1.6.2. The maximum number of shares of Common Stock with respect to which restricted stock, restricted stock units or performance shares that are intended to qualify as performance-based compensation under Section 162(m) of the Code may be granted to an individual grantee in any calendar year is 200,000 shares of Common Stock, subject to adjustment pursuant to Section 1.6.2. Any shares of Common Stock (a) delivered by the Company, (b) with respect to which Awards are made by the Company and (c) with respect to which the Company becomes obligated to make Awards, in each case through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not be counted against the shares of Common Stock available for Awards under this Plan. Shares of Common Stock which may be delivered pursuant to Awards may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company’s treasury or otherwise acquired for the purposes of the Plan.

1.6.2     Adjustments. The Committee shall have the authority (but not the obligation) to adjust the number of shares of Common Stock authorized pursuant to Section 1.6.1 and to adjust (including, without limitation, by payment of cash) the terms of any outstanding Awards (including, without limitation, the number of shares of Common Stock covered by each outstanding Award, the type of property to which the Award relates and the exercise or strike price of any Award), in such manner as it deems appropriate to prevent the enlargement or dilution of rights, or otherwise deems it appropriate, for any increase or decrease in the number of issued shares of Common Stock (or issuance of shares of stock other than shares of Common Stock) resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, splitup, combination or reclassification or exchange of the shares of Common Stock, merger, consolidation, rights offering, separation, reorganization or any other change in corporate structure or event the Committee determines in its sole discretion affects the capitalization of the Company, including any extraordinary dividend or distribution. After any adjustment made pursuant to this Section 1.6.2, the number of shares of Common Stock subject to each outstanding Award shall be rounded up or down to the nearest whole number, as determined by the Committee.

1.6.3      Except as provided in this Section 1.6 or under the terms of any applicable Award Agreement, there shall be no limit on the number or the value of shares of Common Stock that may be subject to Awards to any individual under the Plan.

1.6.4     There shall be no limit on the amount of cash, securities (other than shares of Common Stock as provided in Section 1.6.1, as adjusted by 1.6.2) or other property that may be delivered pursuant to any Award.

ARTICLE II

AWARDS UNDER THE PLAN

2.1	Agreements Evidencing Awards

Each Award granted under the Plan shall be evidenced by an Award Agreement which shall contain such provisions and conditions as the Committee deems appropriate. The Committee may grant Awards in tandem with or in substitution for any other Award or Awards granted under this Plan or any award granted under any other plan of the Company. By accepting an Award pursuant to the Plan, a grantee thereby agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

2.2	No Rights as a Shareholder

No grantee of an Award (or other person having rights pursuant to an Award) shall have any of the rights of a shareholder of the Company with respect to shares of Common Stock subject to an Award until the delivery of such shares. Except as otherwise provided in Section 1.6.2, no adjustments shall be made for dividends or distributions (whether ordinary or extraordinary, and whether in cash, Common Stock, other securities or other property) on, or other events relating to, shares of Common Stock subject to an Award for which the record date is prior to the date such shares are delivered.

2.3	Grant of Options and Stock Appreciation Rights

The Committee may grant (a) options to purchase shares of Common Stock from the Company and (b) stock appreciation rights, in such amounts and subject to such terms and conditions as the Committee may determine.

2.4	Exercise of Options and Stock Appreciation Rights

2.4.1     Any acceptance by the Committee of an optionee’s written notice of exercise of an option shall be conditioned upon payment for the shares being purchased. Such

v

.payment may be made in cash or by such other method as the Committee may from time to time prescribe

2.4.2      After receiving payment from the optionee of the full option exercise price, or after receiving notice from the grantee of the exercise of a stock appreciation right for which payment will be made by the Company partly or entirely in shares of Common Stock, the Company shall, subject to the provisions of the Plan or any Award Agreement, deliver the shares of Common Stock.

2.5	Grant of Restricted Stock

The Committee may grant or offer for sale restricted shares of Common Stock in such amounts and subject to such terms and conditions as the Committee shall determine. Upon the delivery of such shares, the grantee shall have the rights of a shareholder with respect to the restricted stock, subject to any restrictions and conditions as the Committee may include in the applicable Award Agreement. In the event that a Certificate is issued in respect of restricted shares of Common Stock, such Certificate may be registered in the name of the grantee but shall be held by the Company or its designated agent until the time the restrictions lapse.

2.6	Grant of Restricted Stock Units

The Committee may grant Awards of restricted stock units in such amounts and subject to such terms and conditions as the Committee shall determine. A grantee of a restricted stock unit will have only the rights of a general unsecured creditor of the Company until delivery of shares of Common Stock, cash or other securities or property is made as specified in the applicable Award Agreement. On the delivery date, the grantee of each restricted stock unit not previously forfeited shall receive one share of Common Stock, or cash, securities or other property equal in value to a share of Common Stock or a combination thereof, as specified by the Committee.

2.7	Other Stock-Based Awards

The Committee may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted shares of Common Stock and performance shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may entail the transfer of actual shares of Common Stock to Plan participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

2.8	Grant of Dividend Equivalent Rights

The Committee may include in the Award Agreement with respect to any Award a dividend equivalent right entitling the grantee to receive amounts equal to all or any portion of the dividends that would be paid on the shares of Common Stock covered by such Award if such shares had been delivered pursuant to such Award. The grantee of a dividend equivalent right will have only the rights of a general unsecured creditor of the Company until payment of such amounts is made as specified in the applicable Award Agreement. In the event such a provision is included in an Award Agreement, the Committee shall determine whether such payments shall be made in cash, in shares of Common Stock or in another form, whether they shall be conditioned upon the exercise of the Award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate.

2.9	Performance Goals

The Committee may establish performance goals with respect to any Award using one or more of the following goals: (a) market share (including, without limitation, the market share of trading volume in certain types of securities), (b) earnings, (c) earnings per share, (d) operating profit, (e) operating margin, (f) return on equity, (g) return on assets, (h) total return to stockholders, (i) technology improvements, (j) return on investment capital, (k) revenue growth, (l) cash flow, (m) reliability (n) revenue growth (o) quality objectives and (p) such other objectiuves or performance mwasures as the Committee may select. In addition, Awards may be subject to comparisons of the performance of other companies, such performance to be measured by one or more of the foregoing business criteria.

ARTICLE III

MISCELLANEOUS

3.1	Amendment of the Plan

The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, and may also suspend the ability of a recipient of an Award to exercise or otherwise realize the value of such Award, provided, however, that, except with respect to the foregoing, no amendment shall materially adversely affect a grantee without such person’s prior written consent.

3.2	Tax Withholding

3.2.1      As a condition to the delivery of any shares of Common Stock, other property or cash pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company or any of its subsidiaries or affiliates relating to an Award (including, without limitation, FICA tax), (a) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a grantee whether or not pursuant to the Plan or (b) the Committee shall be entitled to require that the grantee remit cash to the Company or any of its subsidiaries or affiliates (through payroll deduction or otherwise), or (c) the Company or any its of subsidiaries or affiliates may enter into any other suitable arrangements to withhold in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

3.2.2      If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, unless the applicable Award Agreement provides otherwise, at the discretion of the Committee, the grantee may satisfy the withholding obligation described under Section 3.2.1 by electing to have the Company withhold shares of Common Stock (which withholding will be at a rate not in excess of the statutory minimum rate) or by tendering previously owned shares of Common Stock, in each case having a Fair Market Value equal to the amount of tax to be withheld (or by any other mechanism as may be required or appropriate to conform with local tax and other rules). For this purpose, Fair Market Value shall be determined as of the date on which the amount of tax to be withheld is determined (and the Company may cause any fractional share amount to be settled in cash).

3.3	Required Consents and Legends

3.3.1      If the Committee shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of shares of Common Stock or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action being hereinafter referred to as a “plan action”), then such plan action shall not be taken, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Committee. The Committee may direct that any Certificate evidencing shares delivered pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop order against any legended shares.

3.3.2      The term “consent” as used herein with respect to any plan action includes (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state, or local law, or law, rule or regulation of a jurisdiction outside the United States, (b) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (c) any and all other consents, clearances and approvals in respect of a plan action by any governmental or other regulatory body or any stock exchange or self-regulatory agency, (d) any and all consents by the grantee to (i) the Company’s supplying to any third party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan, (ii) the Company, or its applicable subsidiary or affiliate, deducting amounts from the grantee’s wages, or another arrangement satisfactory to the Committee, to reimburse the Company, or its applicable subsidiary or affiliate, for advances made on the grantee’s behalf to satisfy certain withholding and other tax obligations in connection with an Award and (iii) the Company imposing sales and transfer procedures and restrictions and hedging restrictions on shares of Common Stock delivered under the Plan and (e) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein shall require the Company to list, register or qualify the shares of Common Stock on any securities exchange.

3.4	Right of Offset

The Company and its subsidiaries and affiliates shall have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company or its subsidiaries or affiliates pursuant to tax equalization, housing, automobile or other employee programs) the grantee then owes to the Company or its subsidiaries or affiliates and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement.

3.5	Nonassignability

Except to the extent otherwise expressly provided in the applicable Award Agreement, no Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated, fractionalized, hedged or otherwise disposed of (including through the use of any cash-settled instrument), whether voluntarily or involuntarily, other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) shall be exercisable during the life of the grantee only by the grantee or the grantee’s legal representative. Notwithstanding the preceding sentence, the Committee may permit, under such terms and conditions that it deems appropriate in its sole discretion, a grantee to transfer any Award to any person or entity that the Committee so determines. Any sale, transfer, assignment, pledge, hypothecation, fractionalization, hedge or other disposition in violation of the provisions of this Section 3.5 shall be void. All of the terms and conditions of this Plan and the Award Agreements shall be binding upon any such permitted successors and assigns.

3.6	Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision

No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the law of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award Agreement or by action of the Committee in writing prior to the making of such election. If a grantee of an Award, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted under the terms of the Award Agreement or by such Committee action to make any such election and the grantee makes the election, the grantee shall notify the Committee of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

3.7	Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code

If any grantee shall make any disposition of shares of Common Stock delivered pursuant to the exercise of an incentive stock option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such grantee shall notify the Company of such disposition within ten (10) days thereof.

3.8	Change in Control

3.8.1.      In the event of a Change in Control, as hereinafter defined, (i) each option and stock appreciation right shall be deemed fully vested and exercisable, (ii) the restrictions applicable to all restricted shares of Common Stock and restricted stock units shall lapse and such shares and share units shall be deemed fully vested, (iii) all performance conditions shall be deemed satisfied in full, and (iv) all restricted stock units and performance stock units shall be paid in cash if so specified by the Committee. The amount of any cash payment in respect of a restricted stock unit or performance stock unit may be equal to: (A) in the event the Change in Control is the result of a tender offer or exchange offer for Common Stock, the final offer price per share paid for the Common Stock or (B) in the event the Change in Control is the result of any other occurrence, the aggregate per share value of Common Stock as determined by the Committee at such time. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

3.8.2    A "Change in Control" shall mean the occurrence of any one of the following events: (i) any "person" (as such term is defined in Section 3(A)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this clause (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any of its subsidiaries, (B) by any employee benefit plan sponsored or maintained by the Company or any of its subsidiaries, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Control Transaction (as defined in clause (iii) below); (ii) during any period of not more than two years, individuals who constitute the Board as of the beginning of the period (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of the period, whose election or nomination for election was approved by a vote (either by specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) of at least three-quarters of the Incumbent Directors who remain on the Board, including those directors whose election or nomination for election was previously so approved, shall also be deemed to be an Incumbent Director; provided; however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; (iii) the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Company (or any such type of

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 transaction involving the Company or any of its subsidiaries that requires the approval of the Company's shareholders, whether for the transaction or the issuance of securities in the transaction or otherwise) (a "Business Combination"), unless immediately following such Business Combination: (a) more than 60% of the total voting power of the corporation resulting from such Business Combination (including, without limitation, any corporation which directly or indirectly has beneficial ownership of 100% of the Company Voting Securities) eligible to elect directors of such corporation is represented by shares that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting powers of such Company Voting Securities immediately prior to the Business Combination, (b) no person (other than any holding company resulting from such Business Combination, any employee benefit plan sponsored or maintained by the Company (or the corporation resulting from such business Combination)) immediately following the consummation of the Business Combination becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination, and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were Incumbent Directors at the time of the approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies the conditions in clauses (a), (b) and (c) is referred to hereunder as a "Non-Control Transaction"); or (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or the sale of all or substantially all of its assets. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

3.9	Right of Discharge Reserved

Neither the grant of an Award nor any provision in the Plan or in any Award Agreement shall confer upon any grantee the right to continued Employment by the Company or any of its affiliates or subsidiaries or affect any right that the Company or its subsidiaries or affiliates may have to terminate or alter the terms and conditions of the grantee’s Employment.

3.10	Nature of Payments

3.10.1     Any and all grants of Awards and deliveries of shares of Common Stock, cash, securities or other property under the Plan shall be in consideration of services performed or to be performed for the Company or its subsidiaries or affiliates by the grantee. Awards under the Plan may, in the sole discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to an Employee. Deliveries of shares of Common Stock may be rounded to avoid fractional shares. In addition, the Company may pay cash in lieu of fractional shares.

3.10.2     All grants of Awards and deliveries of shares of Common Stock, cash or other property under the Plan shall constitute a special discretionary incentive payment to the grantee and shall not be required to be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or its subsidiaries or affiliates or under any agreement with the grantee, unless the Company or its subsidiaries or affiliates specifically provides otherwise.

3.11	Non-Uniform Determinations

None of the Committee’s determinations under the Plan and Award Agreements need to be uniform, and any such determination may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards, (c) whether a grantee’s Employment has been terminated for purposes of the Plan and (d) any adjustments to be made to Award pursuant to Section 1.6.2 or otherwise.

3.12	Other Payments or Awards

Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company or its subsidiaries or affiliates from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.13	Plan Headings

The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

3.14	References to Laws, Rules or Regulations

Any reference in this Plan to any law, rule or regulation shall be deemed to include any amendments, revisions or successor provisions to such law, rule or regulation.

3.15       Adoption Date, Effective Date, and Term of Plan

The Plan was adopted on February 17, 2006. The Plan shall become effective upon shareholder approval of the Plan. Unless sooner terminated by the Board, the provisions of the Plan which address the grant of incentive stock options shall terminate on the day before the tenth anniversary of the date the Plan was adopted, and no incentive stock options shall thereafter be granted under the Plan. Unless sooner terminated by the Board, the provisions of Section 1.6.1 which provide that shares of Common Stock that are withheld from Awards of restricted stock upon vesting to satisfy a grantee’s income tax or other withholding obligations shall be added back to the total shares that may be delivered pursuant to Awards granted under the Plan shall terminate on the day before the tenth anniversary of the date the Plan was approved by shareholders. The Board reserves the right to terminate the Plan at any time; provided , however, that all Awards made under the Plan prior to its termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.

3.16	Governing Law

All rights and obligations under the Plan and each Award Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws.

3.17	Arbitration

Any dispute, controversy or claim between the Company and any participant arising out of or relating to or concerning the provisions of the Plan shall be finally settled by arbitration in New York, New York before, and in accordance with, the rules then obtaining of the American Arbitration Association (the “AAA”) in accordance with the commercial arbitration rules of the AAA, provided that the sole persons who may be selected to serve as arbitrators shall be partners of nationally recognized law firms with experience in securities laws issues generally and equity compensation plans in particular. Prior to arbitration, all disputes, controversies or claims maintained by any participant must first be submitted to the Committee in accordance with claim procedures determined by the Committee in its sole discretion.

3.18	Severability; Entire Agreement

If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

3.19	No Third Party Beneficiaries

Except as expressly provided in an Award Agreement, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the grantee of the Award any rights or remedies thereunder; provided that the exculpation and indemnification provisions of Section 1.3.5 shall inure to the benefit of a Covered Person’s estate, beneficiaries and legatees.

3.20	Successors and Assigns of the Company

The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY CONMED CORPORATION
		For	With- hold	For All Except
ANNUAL MEETING OF SHAREHOLDERS—MAY 16, 2006	(1) - Election of directors	☐	☐	☐
THIS PROXY IS SOLICITED ON BEHALF OF	NOMINEES:
THE BOARD OF DIRECTORS	Eugene R. Corasanti, Bruce F. Daniels,
The undersigned hereby appoints Eugene R. Corasanti and Daniel S. Jonas, and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of CONMED Corporation (the “Company”) held of record by the undersigned on March 31, 2006, at the Annual Meeting of Shareholders to be held May 16, 2006, and at any adjournment thereof.

William D. Matthews, Stuart J. Schwartz, Joseph J. Corasanti, Stephen M. Mandia, and Jo Ann Golden

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		For	Against	Abstain
	(2) - Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for 2006.	☐	☐	☐

	(3) - Approval of the 2006 Stock Incentive Plan.	☐	☐	☐

(4) - In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.

 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE UNDER-SIGNED SHAREHOLDER. IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED “FOR” ALL PORTIONS OF ITEMS (1), (2) AND (3) AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

  The above signed hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.

Please be sure to sign and date this Proxy in the box below	Date

Please date this Proxy Card and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, this Proxy Card should be signed by a duly authorized officer. If executed by a partnership, please sign in partnership name by authorized persons.

Shareholder sign above	Co-holder (if any) sign above)

  Ç Detach above card, sign, date and mail in postage paid envelope provided.  Ç

CONMED CORPORATION
525 French Road - Utica, New York 13502

PLEASE PROMPTLY MARK, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY CONMED CORPORATION
			For	With- hold	For All Except
ANNUAL MEETING OF SHAREHOLDERS—MAY 16, 2006		(1) - Election of directors	☐	☐	☐
THIS PROXY IS SOLICITED ON BEHALF OF		NOMINEES:
THE BOARD OF DIRECTORS		Eugene R. Corasanti, Bruce F. Daniels,
The undersigned hereby appoints Eugene R. Corasanti and Daniel S. Jonas, and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of CONMED Corporation (the “Company”) held of record by the undersigned on March 31, 2006, at the Annual Meeting of Shareholders to be held May 16, 2006, and at any adjournment thereof.
4 0 1 (k)
William D. Matthews, Stuart J. Schwartz, Joseph J. Corasanti, Stephen M. Mandia, and Jo Ann Golden

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

			For	Against	Abstain
		(2) - Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for 2006.	☐	☐	☐

		(3) - Approval of the 2006 Stock Incentive Plan.	☐	☐	☐

(4) - In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.

 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE UNDER-SIGNED SHAREHOLDER. IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED “FOR” ALL PORTIONS OF ITEMS (1), (2) AND (3) AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

  The above signed hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.

Please be sure to sign and date this Proxy in the box below	Date

Please date this Proxy Card and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, this Proxy Card should be signed by a duly authorized officer. If executed by a partnership, please sign in partnership name by authorized persons.

Shareholder sign above	Co-holder (if any) sign above)

  Ç Detach above card, sign, date and mail in postage paid envelope provided.  Ç

CONMED CORPORATION
525 French Road - Utica, New York 13502

PLEASE PROMPTLY MARK, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.